EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 1998, relating to the financial statements of Astrid Offset Corporation, which report appears in the Information Statement/Prospectus constituting part of the Registration Statement on Form S-1 of Workflow Management, Inc. dated June 10, 1998.



PRICE WATERHOUSE LLP

Minneapolis, Minnesota
June 25, 1998